                                                                    EXHIBIT 99.2


                                               [LOGO OF KEYSTONE PROPERTY TRUST]


FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

            KEYSTONE PROPERTY TRUST ANNOUNCES FOURTH QUARTER AND YEAR
                        ENDED DECEMBER 31, 2001 RESULTS

         WEST CONSHOHOCKEN, Pa., February 4, 2002/PRNewswire/ -- Keystone Property Trust (NYSE: KTR) (the "Company" or "Keystone") today announced its financial results for the fourth quarter and year ended 2001.

         For the three month period ended December 31, 2001, the Company reported Funds From Operations ("FFO") of $13.4 million, or $.43 per diluted share, as compared to $12.3 million, or $.48 per diluted share for the same quarter in 2000, representing an 8.9% increase in aggregate FFO and an 10.4% decrease in FFO per diluted share. FFO for the year ended December 31, 2001 was $50.8 million or $1.74 per diluted share, as compared to $47.3 million, or $1.86 per diluted share, for the same period last year, an increase of 7.4% in aggregate FFO and a decrease of 6.5% in FFO per diluted share. The decrease in FFO per diluted share is partly attributable to the dilution from the Company's common share offering in April 2001.

         For the three month period and year ended December 31, 2001, net income was $2.4 million, or $.13 per diluted share, and $14.3 million, or $.93 per diluted share, respectively. By comparison, for the three month period and year ended December 31, 2000, net income was $1.6 million, or $.17 per diluted share and $896,000, or $.09 per diluted share, respectively. Excluding the impact of asset sales, extraordinary items and non-recurring charges in both 2001 and 2000, net income for the three month period and year ended December 31, 2001 would have been $4.1 million and $11.5 million, or $.23 and $.75 per diluted share, respectively, as compared to $1.8 million and $7.4 million, or $.19 and $.76 per diluted share, for the same periods in 2000, respectively.

         2001 HIGHLIGHTS

         --       Reported FFO of $50.8 million, or $1.74 per diluted share

         -- Raised $124 million of common equity through the sale of an aggregate of 10.4 million shares in two offerings. The net proceeds were used to re-purchase $40 million of preferred equity and 2.9 million of common shares and units and to re-pay approximately $56 million in debt. Moved to the New York Stock Exchange in May 2001

         -- Lowered the Company's debt to undepreciated assets ratio to 49.7% at December 31, 2001 from 61.5% at December 31, 2000

         -- Replaced the Company's $150 million secured revolving credit facility with a new $125 million unsecured revolving credit facility

         -- Completed the sale of 3.5 million square feet or $195 million of industrial properties and 854,000 square feet or $93 million of office properties at net gains of $9 million

         --       Re-invested a portion of the proceeds from asset sales into
                  3.7 million square feet of industrial properties in our core markets of Pennsylvania and New Jersey at an aggregate purchase price of $134 million

         -- Leased 6.2 million square feet during the year, retaining tenants for 74% of leases executed in 2001

                                               [LOGO OF KEYSTONE PROPERTY TRUST]



         -- Closed on a $300 million joint venture with CalEast Industrial Investors, L.L.C., a real estate operating company whose members are Calpers and LaSalle Investment Management, Inc.

         -- Realized 2.4% growth in same-store NOI for the core portfolio and a 6.2% decline in same-store NOI for the non-core portfolio, resulting in a decline of 2.0% for the total same-store portfolio

         -- Completed the development of 1.4 million square feet of "big box" industrial assets of which 56% is currently leased

         --       Increased dividend on common stock by 3.2% to $1.28 per annum

         FOURTH QUARTER 2001 HIGHLIGHTS

         --       Reported FFO of $13.4 million or $0.43 per diluted share

         -- Retained portfolio occupancy at 93.9% as compared to 94.0% at September 30, 2001

         -- Leased 1.9 million square feet during the quarter, retaining tenants for over 90% of leases executed in the quarter for the second straight quarter in 2001

         -- Completed the sale of the 919,000 square foot, $78 million McBride Portfolio in November 2001

         -- Completed the sale of a 60,000 square foot non-core industrial asset in South Carolina for $1.8 million to a user

         -- Redeployed $55 million of proceeds from the McBride sale in late December 2001 for the acquisition of a 1.4 million square foot industrial portfolio in Allentown, Pennsylvania

         -- Acquired our joint venture partner's 50% interest in a 800,000 square foot distribution center in Airtech Park in Indianapolis

         -- Replaced our $150 million secured credit facility with a new three year $125 million unsecured facility led by Wells Fargo

         SUBSEQUENT EVENTS

         -- Completed the sale of a 64,154 square foot office building in Pennsylvania in January 2002 for proceeds of $5.9 million

         Commenting on the Company's 2001 results and 2002 outlook, Jeffrey E. Kelter, President and Chief Executive Officer, stated, "2001 was in many respects a breakout year for Keystone. We completed the re-positioning of nearly $290 million in assets over the course of the year, selling our office assets in New Jersey and Pennsylvania, and accelerating the on-going process of upgrading the asset quality and geographic concentration of our portfolio. We formed our first acquisition partnership, a $300 million joint venture with CalEast - a business we intend to become more active in. We reduced our leverage by 10 percentage points and improved coverage ratios by nearly 50%, while increasing our common shareholder base by 58%. We leased in excess of 6 million square feet in 2001 and improved our traditional retention performance by over 10%. Importantly, we finished the year at nearly 94% occupied. We put in place a development pipeline of over 6.0 million square feet in our core markets over the next 36 months. As opportunities arise this pipeline will allow us to increase our core market penetration by over 40% and drive significant growth in net asset value."

                                               [LOGO OF KEYSTONE PROPERTY TRUST]


         Mr. Kelter continues, "The difficult operating environment that we find ourselves in combined with the continued dilution from our capital recycling program has significantly dampened our earnings growth, however. We are pleased with the steps taken to improve our Company this year, but frustrated with our earnings results both for the quarter and the year. Our revised expectations for fiscal year 2002 for FFO range from $1.70 to $1.78 per diluted share. These expectations reflect the continuing dilution from our capital recycling program, and incorporate leasing and development lease-up assumptions that reflect the current recessionary environment."

         "We believe 2002 to be a critical year for the Company, a year where we take advantage of the momentum created in the execution of our recycling program to continue to re-position the Company's assets. Our goal at year-end is to have in excess of 85% of our total assets to represent investments in our core markets and our big-box distribution center core asset class. While the execution of this plan continues to exert downward pressure on earnings growth, we believe a higher quality portfolio with increased growth expectations will ultimately be worth the next several quarters of flat earnings."

         LEASING ACTIVITY

         During 2001, rental rates on approximately 6.1 million square feet of industrial leases signed increased by 7.3% and 6.5 % on a GAAP and cash basis, respectively, driven largely by the 13.5% cash increase achieved in the core industrial portfolio. On a market-by-market basis, the strongest industrial rental growth was generated in New Jersey, which delivered a 21.6% increase, followed by Pennsylvania at 7.5%, both on a cash basis. Office activity for the year totaled 161,000 SF with GAAP and cash rent increases of 2.9% and 1.2 %, respectively.

         Tenant retention for the year was 74%, an increase over our historical average of 68%. Overall portfolio occupancy was 93.9% and core portfolio occupancy was 97.5% at the end of 2001.

         SAME-STORE RESULTS

         In our core portfolio, same-store NOI increased by 2.4% for the year. Economic occupancy at the core same store properties was 98.1%, a 1.5% decrease from 99.6% in 2000. Same-store NOI for the non-core portfolio declined 6.2%. Economic occupancy for the non-core portfolio decreased from 95.0% in 2000 to 91.0% in 2001, a decrease of 4.0%.

         Consolidated same-store NOI decreased 3.9% for the quarter. Economic occupancy at these properties was 93.1% for 2001, a 2.8% decrease from the 95.9% in occupancy for 2000. The same store portfolio is comprised of 85 industrial properties and 22 office properties, which includes approximately 83% of the total square footage held at the end of 2001.

         SECONDARY OFFERINGS

         On April 30, 2001, the Company completed a public offering of 7.5 million common shares at $12.20, which generated $87 million in net proceeds. The Company used the proceeds to re-purchase 2.4 million shares and units from Crescent Real Estate Equities and repay $56 million of debt. In the third quarter, the Company completed a public offering of 2.9 million common shares at $13.65, which

                                               [LOGO OF KEYSTONE PROPERTY TRUST]


generated $37 million in net proceeds. The Company used the proceeds to re-purchase all of the Series B convertible preferred shares and Series C convertible preferred units owned by affiliates of Reckson Associates Realty Corp. at a 10.5% discount, representing a return-on-cost of 20%.

         RECYCLING AND DEVELOPMENT ACTIVITY

         During 2001, the Company completed the sale of $288 million in assets, including $104 million of New Jersey industrial assets, which were contributed to the CalEast joint venture. These asset sales included $93 million of office properties, which represented approximately 37% of the Company's investment in office assets at the beginning of 2001. The Company's strategy has been to re-deploy the proceeds from these asset sales into its development pipeline, debt reduction and selective acquisitions of bulk warehouses that enhance the Company's existing core market penetration. As a result, the Company completed
1.4 million square feet of development in its core markets in 2001 and has another 1.4 million square feet under construction, which will be completed in early 2002. The Company has the capacity to develop another 12.1 million square feet of state-of-the-art big-box product on the 862 acres of land it currently controls. During 2001, the Company acquired 3.7 million square feet or $134 million of industrial assets in its core markets, which included 813,000 square feet or $32 million acquired through its joint venture with CalEast Industrial Investors. As a result, the Company has increased its ownership of industrial property in its core markets by approximately 19% from 12.0 million square feet at the end of 2000 to 14.3 million square feet at the end of 2001.

         DEBT STRUCTURE IMPROVEMENTS

         As a result of the Company's deleveraging efforts in 2001, the Company's debt to undepreciated assets ratio has improved from 61.5% at December 31, 2000 to 49.7% at December 31, 2001. In addition, the Company's interest coverage and fixed charge coverage ratios have improved from 2.0x and 1.6x in 2000, respectively, to 2.8x and 2.1x in the quarter ended December 31, 2001. In December 2001, the Company completed the refinancing of its $150 million secured revolving credit facility with a new $125 million unsecured revolving credit facility led by Wells Fargo National Bank. The new facility has a three-year term with a one year extension available at the Company's option and is priced on a grid based on the Company's leverage ranging from LIBOR + 1.35% to LIBOR + 1.875%.

         CALEAST JOINT VENTURE

         In March 2001 the Company closed on the joint venture with CalEast and seeded the venture with seven of its industrial properties totaling $104 million located in New Jersey. The Company owns 20% of the joint venture and manages the joint venture. Fully invested the joint venture will own $300 million of industrial properties in New Jersey. In 2001, the venture acquired a 813,000 square foot distribution center with 62 developable acres for $32 million.

         SUBSEQUENT LEASING ACTIVITY

         Subsequent to the end of 2001, the Company has completed 982,500 square feet of leasing activity which includes 372,500 square feet related to a new lease in the New York industrial market and the renewal of an existing 610,000 square foot industrial lease in New Jersey which was due to expire in 2003.

                                               [LOGO OF KEYSTONE PROPERTY TRUST]


         CONFERENCE CALL

         The Company will hold an investor/analyst conference call Tuesday, February 5, 2002 beginning at 11:00 a.m. Eastern Time. The conference call may be joined by dialing 1-800-289-0493. A replay of the conference call will be available commencing at 2:00 p.m. Eastern time tomorrow through February 19, 2002 until 8 p.m. Eastern time. The telephone number for the replay is 719-457-0820, passcode 632201. The conference call can also be accessed through our company web site under Investor Relations. Additional information about Keystone's quarterly results can be accessed in our supplemental package, which is also on our web site under the Financial Reports section of Investor Relations. Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 124 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial portfolio contains 20 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Shannon McGrory at 484.530.1807, send email to info@keystoneproperty.com or visit the Company website at http://www.keystoneproperty.com.

         This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its trustees, or its officers with respect to the future operating performance of the Company and the result and the effect of legal proceedings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's Form 10-K and quarterly reports on Form 10-Q.

  FINANCIAL SUMMARY FOR THE QUARTER AND YEARS ENDED DECEMBER 31, 2001 AND 2000
          (in thousands, except for shares, ratios and per share data)


                                                                   FOR THE QUARTER ENDED                FOR THE YEARS ENDED
                                                                        DECEMBER 31,                        DECEMBER 31,
                                                               ------------------------------      ------------------------------
                                                                   2001              2000              2001              2000
                                                               ------------      ------------      ------------      ------------
OPERATING DATA:
REVENUE:
Rents                                                          $     21,431      $     27,722      $     95,077      $    107,763
Reimbursement revenue and other                                       3,493             4,608            14,707            15,338
                                                               ------------      ------------      ------------      ------------
         Total revenue                                         $     24,924      $     32,330      $    109,784      $    123,101
                                                               ------------      ------------      ------------      ------------

OPERATING EXPENSES:
Property operating expenses                                           2,149             2,744             8,923            10,696
Real estate tax expense                                               2,402             3,338             9,894            11,109
General and administrative                                            1,431             1,483             7,983             7,523
Depreciation and amortization                                         5,122             5,673            24,520            21,128
Interest expense                                                      6,490            12,050            34,187            46,566
Provision for asset valuation                                            --                --                --            11,300
                                                               ------------      ------------      ------------      ------------
         Total operating expense                               $     17,594      $     25,288      $     85,507      $    108,322
                                                               ------------      ------------      ------------      ------------

INCOME BEFORE EQUITY IN INCOME  FROM EQUITY METHOD
INVESTMENTS, AND GAIN ON SALES OF ASSETS                              7,330             7,042            24,277            14,779

EQUITY IN INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS                  668              (489)            1,123               (73)

GAIN (LOSS) ON SALES OF ASSETS                                       (1,219)             (285)            9,142                87
                                                               ------------      ------------      ------------      ------------

INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP,
EXTRAORDINARY ITEM AND INCOME ALLOCATED TO PREFERRED
SHAREHOLDERS                                                          6,779             6,268            34,542            14,793

DISTRIBUTIONS TO PREFERRED UNITHOLDERS                               (1,447)           (1,932)           (7,057)           (6,875)

MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP              (844)           (1,313)           (5,650)             (649)

EXTRAORDINARY ITEM-LOSS ON EARLY RETIREMENT OF DEBT                  (1,197)               --            (2,466)               --
                                                               ------------      ------------      ------------      ------------

INCOME BEFORE INCOME ALLOCATED TO PREFERRED SHAREHOLDERS              3,291             3,023            19,369             7,269

INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                             (938)           (1,427)           (5,035)           (6,373)
                                                               ------------      ------------      ------------      ------------

NET INCOME ALLOCATED TO COMMON SHAREHOLDERS                    $      2,353      $      1,596      $     14,334      $        896
                                                               ============      ============      ============      ============

EARNINGS PER COMMON SHARE - BASIC:
Net income per Common Share before extraordinary item          $        .18      $        .17      $       1.10      $        .10
Extraordinary item                                                     (.05)               --              (.11)               --
                                                               ------------      ------------      ------------      ------------
Net income allocated to Common Share - Basic                   $        .13      $        .17      $       0.99      $        .10
                                                               ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - BASIC                           18,396,587         9,322,119        14,518,099         9,239,591
                                                               ============      ============      ============      ============
EARNINGS PER COMMON SHARE - DILUTED:
Net income per Common Share before extraordinary item          $        .18      $        .17      $       1.05      $        .09
Extraordinary item                                                     (.05)               --              (.12)               --
                                                               ------------      ------------      ------------      ------------
Net income per Common Share - Diluted                          $        .13      $        .17      $        .93      $        .09
                                                               ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - DILUTED                         24,756,734        17,001,655        21,410,023        16,898,872
                                                               ============      ============      ============      ============

                                                                          As of:
                                                                ---------------------------
BALANCE SHEET DATA:                                             December 31,   December 31,
                                                                    2001           2000
                                                                ------------   ------------
Real estate investments before accumulated depreciation            $818,130        $957,598
Total assets                                                        827,513         962,687
Total debt                                                          435,136         616,569
Total liabilities                                                   455,591         638,753
Limited Partners Minority Interest in Operating Partnership          48,698          76,710
Convertible preferred units                                          60,392          80,295
Stockholders' equity                                                262,832         166,929

  FINANCIAL SUMMARY FOR THE QUARTER AND YEARS ENDED DECEMBER 31, 2001 AND 2000
          (in thousands, except for shares, ratios and per share data)

                                                               FOR THE QUARTER ENDED                FOR THE YEAR ENDED
                                                                    DECEMBER 31,                        DECEMBER 31,
                                                           ------------------------------      ------------------------------
                                                               2001              2000             2001              2000
                                                           ------------      ------------      ------------      ------------
FUNDS FROM OPERATIONS:
NET INCOME BEFORE MINORITY INTEREST, PREFERRED
DISTRIBUTIONS AND PREFERRED DIVIDENDS                      $      6,779      $      6,268      $     34,542      $     14,793
Plus (Less):
   Provision for asset valuation                                     --                --                --            11,300
   Losses (gains) on sales of assets                              1,219               285            (9,142)              (87)
   Depreciation and amortization related to real estate           5,122             5,673            24,520            21,128
   Depreciation and amortization related to equity
investments                                                         256                43               901               170
                                                           ------------      ------------      ------------      ------------
FUNDS FROM OPERATIONS (1)                                  $     13,376      $     12,269      $     50,821      $     47,304
                                                           ============      ============      ============      ============

BASIC FFO PER SHARE                                        $       0.44      $       0.52      $       1.78      $       2.02
                                                           ============      ============      ============      ============

DILUTED FFO PER SHARE                                      $       0.43      $       0.48      $       1.74      $       1.86
                                                           ============      ============      ============      ============

FUNDS AVAILABLE FOR DISTRIBUTION:
     Funds from operations                                 $     13,376      $     12,269      $     50,821      $     47,304
     Amortization of deferred financing costs                       405               434             1,789             1,798
     Rental income from straight line rents                        (865)             (982)           (2,960)           (3,828)
     Amortization of restricted stock awards                         --                57                --               261
     Leasing commissions                                           (778)             (261)           (2,289)           (3,127)
     Tenant improvements                                           (428)             (786)           (2,037)           (2,888)
     Building improvements                                         (875)             (320)           (1,670)             (981)
                                                           ------------      ------------      ------------      ------------
FUNDS AVAILABLE FOR DISTRIBUTION                           $     10,835      $     10,411      $     43,654      $     38,539
                                                           ============      ============      ============      ============

Diluted funds available for distribution per share         $       0.35      $       0.40      $       1.49      $       1.51
                                                           ============      ============      ============      ============

DILUTED WEIGHTED AVERAGE SHARES AND UNITS (2)                30,977,628        25,722,549        29,261,054        25,495,601
                                                           ============      ============      ============      ============

DIVIDEND PAID PER COMMON SHARE                             $       0.32      $       0.31      $       1.26      $       1.21
                                                           ============      ============      ============      ============

FFO DIVIDEND PAYOUT RATIO                                          74.4%             64.6%             72.4%             65.1%
                                                           ============      ============      ============      ============

FAD DIVIDEND PAYOUT RATIO                                          91.4%             77.5%             84.6%             80.1%
                                                           ============      ============      ============      ============

(1) The Company calculates Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, Inc. definition. FFO is equal to net income, (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization relating to real property, and after adjustments from unconsolidated partnerships and joint ventures.

(2) Diluted weighted average shares for 2001 and 2000, as shown above, include the convertible preferred shares and units on an as-converted basis.